Exhibit 99.1

Digital River Achieves Nearly 30 Percent Year-Over-Year Revenue Growth in Q1; Company Anticipates More Than 40 Percent Year-over-Year Revenue
                            Growth in 2004

    MINNEAPOLIS--(BUSINESS WIRE)--April 19, 2004--Digital River, Inc. (Nasdaq:DRIV), a global leader in e-commerce outsourcing, today announced that its first quarter 2004 revenues totaled $31.9 million, a nearly 30 percent year-over-year improvement and nearly 18 percent sequential improvement. The Company also reported that first quarter 2004 earnings per share totaled $0.22, on the basis of Generally Accepted Accounting Principles (GAAP). This is a nearly 70 percent year-over-year improvement and a nearly 38 percent sequential improvement. Earnings per share, prior to the amortization of acquisition-related expenses, totaled $0.26.
    "By all measures, it was a great quarter," said Joel Ronning, Digital River's chief executive officer. "We started the period with wind in our sails from strong virus-related product sales and closed the quarter with a solid tax season. We believe that our year-over-year revenue and earnings growth in the first quarter has provided the springboard for the remainder of the year. I am particularly excited by our recent acquisition of element 5, the leading European-based provider of outsourced e-commerce solutions for software publishers. This combination strategically positions us in the international markets, adds to our growing base of software publishers and provides revenue and earnings opportunities for our shareholders."

    Business Outlook

    The following business outlook contains forward-looking statements describing management's current expectations for the future. The matters discussed in these forward-looking statements are subject to numerous assumptions, risks and uncertainties, some of which are listed or referred to in the cautionary note below. Similarly, the forward-looking guidance provided in this press release is based on limited information available to Digital River at this time, which is subject to change. As a result of these uncertainties and information limits, Digital River's actual results in the future may differ materially from management's current expectations. Although management's expectations may change after the date of this release, Digital River undertakes no obligation to revise or update the guidance below. The lack of any revision or update is not meant to imply continued affirmation of the guidance below.

    Second Quarter and 2004 Business Outlook

    Commenting on Digital River's business outlook, the company's CFO, Carter Hicks, said, "We are raising our financial projections for 2004 primarily due to stronger than anticipated performance in the first quarter and our recent acquisition of element 5."



                         Second        Full
                         Quarter       Year
                         2004          2004
                        ---------     --------

Revenue ($ Millions)      $31.5         $142

Earnings Per Share:
GAAP                      $0.16        $0.87

Pro Forma                 $0.22        $1.10



    For the second quarter, Digital River now anticipates revenues of $31.5 million and GAAP net income of $0.16 per share. The Company believes that the element 5 acquisition will comprise approximately $4 million of the projected second quarter revenue and will be neutral to GAAP EPS. Digital River anticipates that pro forma net income will total $0.22 per share.
    For 2004, Digital River now anticipates revenues of $142 million and GAAP net income of $0.87 per share. The Company believes that the element 5 acquisition will comprise approximately $17 million of the projected 2004 revenue and comprise approximately $0.04 of the projected GAAP EPS. Digital River anticipates that pro forma net income will total $1.10 per share.

    2005 Business Outlook

    Commenting on the acquisition, Hicks added, "From a financial perspective, this acquisition is expected to be significantly accretive in the long term. We are increasing the scale of our business in terms of revenue, earnings and market position. We believe this will better enable us to increase our return to shareholders in the future."
    Digital River expects that the acquisition will add approximately $33 million of revenue and approximately $0.30 of GAAP earnings per share, in 2005. Digital River did not provide 2005 guidance for the total company. The Company expects to provide this information later in the year.
    The Company will discuss its detailed first quarter financial results after market close on Thursday, April 22, 2004. The first quarter conference call will be held at 4:45 p.m. Eastern Daylight Time, with remarks from Joel Ronning, Digital River's chief executive officer, and Carter Hicks, Digital River's chief financial officer.
    A live broadcast of the conference call may be heard inside the United States or Canada by dialing 877-422-0170, internationally by calling 706-679-5647, or via Webcast, which can be accessed on the Investor Relations section of Digital River's corporate Web site. A replay of the call will be available for two weeks beginning at 7:45 p.m. EDT on April 22, 2004, and can be accessed inside the United States or Canada by dialing 800-642-1687 or internationally by calling 706-645-9291, reservation number 6292504. Additionally, a Webcast replay of the call will be archived on the company's corporate Web site.

    About Digital River, Inc.

    Digital River, Inc., a global leader in e-commerce outsourcing, builds and manages online businesses for nearly 35,000 companies worldwide. Its e-commerce solution and infrastructure are designed to help companies of all sizes maximize online revenues as well as cut the costs and reduce the risks associated with running an e-commerce operation. The Digital River(R) international e-commerce suite includes site development and hosting, order management, fraud prevention, site merchandising, reporting and analytics, product fulfillment, e-marketing and multi-lingual customer service. Digital River's clients include 3M, ACT!, Autodesk, H&R Block, Motorola, Novell, Staples.com and Symantec.
    Founded in 1994, Digital River is headquartered in Minneapolis with offices throughout the United States and in Europe. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

    Forward-Looking Statements

    In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding the Company's, and the combined companies, anticipated future growth and financial performance as well as statements containing the words, "believes," "anticipates," "expects," and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the Company's limited operating history and variability of operating results; competition in the electronic commerce market; and other risk factors referenced in the Company's public filings with the Securities and Exchange Commission.

    Digital River is a registered trademark of Digital River, Inc. All other company and product names are trademarks, registrations or copyrights of their respective owners.



Digital River, Inc.
Pro Forma Reconciliations
Unaudited, in thousands, except per share amounts

                                          Three months ended March 31,
                                          ----------------------------
                                             2004             2003
                                          ----------       ----------
Pro Forma Financial Reconciliations:
-------------------------------------
Net earnings (loss) per GAAP              $   7,615        $   4,022
Add back amortization of acquisition
 related costs                                1,579            1,221
                                          ----------       ----------
Pro Forma earnings                        $   9,194        $   5,243
                                          ==========       ==========
Pro Forma net earnings per share
 - diluted                                $    0.26        $    0.17
                                          ==========       ==========

Pro Forma weighted average shares
 outstanding - diluted                       35,059           30,410



                                          Three months
                                             ending         Full Year
                                          June 30, 2004       2004
                                          ----------------------------

Pro Forma Financial Reconciliations:
-------------------------------------
Net earnings (loss) per share - GAAP      $    0.16         $    0.87
Add back amortization of acquisition
 related costs                            $    0.06*        $    0.23*
                                          ----------------------------
Pro Forma earnings                        $    0.22         $    1.10
                                          ============================
* The estimates are subject to the final allocation of purchase price to be determined for the acquisition of element 5.




    CONTACT: Digital River, Inc.
             Al Galgano, 952-253-1234 (Investors)
             investorrelations@digitalriver.com
             Gerri Dyrek, 952-253-8396 (Media)
             publicrelations@digitalriver.com